United states

Securities and exchange commission

WashingTON, d.c., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

June 25, 2018 (June 21, 2018)

Date of Report (Date of earliest event reported)

ICTV BRANDS INC.

Exact name of registrant as specified in its charter)

Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02	APPOINTMENT OF INTERIM PRESIDENT.

On June 21, 2018, the Board of Directors of ICTV Brands Inc. (the “Company”), appointed Douglas M. Crouthers, age 47, as interim President, to serve as such until such time as the Company’s Board of Directors determines his position as President to be permanent. Mr. Crouthers is currently our Vice President of Sales, and will retain that title while he serves as interim President. Mr. Crouthers current salary and incentive compensation will not change during his term, as interim President.

Mr. Crouthers joined the Company in June 2014, as Vice President of Sales. Mr. Crouthers has more than 20 years of experience in the direct response, direct to consumer and direct to retail industry. He has held senior executive positions with some of the industry’s leading companies. Prior to joining the Company, Mr. Crouthers was Vice President of Sales for Applied Perceptions, LLC, a world class call center, from June 2013 until June 2014, where he managed all aspects of onboarding and training for new customer service and sales agents. From April 2011 until June 2013, Mr. Crouthers served as Director of Business Development for Monarch, Inc., a television media agency, where he created and maintained key account business partnerships, analyzing and strategizing with clients on advertising campaigns.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV Brands Inc.

By:	/s/ Kelvin Claney
Kelvin Claney, Chief Executive Officer

Date: June 25, 2018